
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Columbia Futures Fund and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                       8,772,635
<SECURITIES>                                         0
<RECEIVABLES>                                   29,953<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               9,151,779<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 9,151,779<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               386,899<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               660,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                               (273,101)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (273,101)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (273,101)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $29,368 and due from
DWR of $585.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $349,191.
<F3>Liabilities include redemptions payable of $61,592, accrued management fees of $30,085 and administrative expenses payable of $96,129.
<F4>Total revenues include realized trading revenue of $269,671, net change in unrealized of $(149,913) and interest income of $267,141.

